UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  September 26, 2006

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Juris-	(Commission	(I.R.S. Employer
diction of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01  Regulation FD Disclosure

On September 26, 2006, deCODE genetics, Inc. issued the following press release:

deCODE Files Suit to Defend Intellectual Property

Reykjavik, ICELAND, September 26, 2006 — deCODE genetics (Nasdaq:DCGN) today announced that it has filed legal proceedings against five former employees for misappropriation of deCODE trade secrets and intellectual property, and related breach of non-competition and non-solicitation provisions of employment agreements.

The five, including Hakon Hakonarson, formerly vice president of business development at deCODE, were recruited and at least four are currently employed by the Center for Applied Genomics (CAG), a business unit of the Children’s Hospital of Philadelphia (CHOP), which is also a defendant in the case.  The suit, filed in US District Court in Philadelphia, Pennsylvania, asserts, among other things, that these individuals, while still deCODE employees and with the knowledge of senior CHOP staff, copied or sent directly to CHOP deCODE proprietary methods, tools, business plans and research results owned by the company.  Through analysis of its own computer systems, deCODE has gathered detailed evidence that the goal of these activities was to employ deCODE assets to further CAG’s commercial mission.  This was to generate significant revenue for CHOP by patenting research results and licensing these patents to biotechnology and pharmaceutical companies.

deCODE believes it is in a strong position to secure its intellectual property and intends to do so.  deCODE has already been granted temporary restraining orders aimed at preventing destruction of evidence in addition to that which the company believes defendants have already destroyed.  The company is seeking a preliminary injunction to seek enforcement of its contractual rights and to prevent CAG from using or benefiting from deCODE proprietary systems or information.  A hearing on the motion for a preliminary injunction is scheduled to begin in Philadelphia today, September 26 at 10am, at the US Courthouse located at 601 Market Street in downtown Philadelphia.  The complaint and key findings of fact and law will be made available via the office of the clerk of the court at: www.paed.uscourts.gov, telephone (215) 597-7704.

 About deCODE

deCODE genetics (NASDAQ:DCGN) is a global leader in applying human genetics to develop drugs for common diseases.  Our population approach has enabled us to discover and target key biological pathways involved in conditions ranging from heart attack to cancer.  We are turning these discoveries into new medicine to better treat and prevent many of the biggest challenges to public health.  deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission.  deCODE  undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.

* * * * * *

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

By:	/s/ Kari Stefansson
Kari Stefansson,
President, Chief Executive Officer

Dated:  September 26, 2006